UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 4, 2017

SEACOAST BANKING CORPORATION OF FLORIDA

(Exact Name of Registrant as Specified in Charter)

Florida	000-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 Colorado Avenue, Stuart, Florida		34994
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (772) 287-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 4, 2017, Seacoast Banking Corporation of Florida, a Florida corporation (“Seacoast” or the “Company”) and Seacoast’s wholly-owned subsidiary, Seacoast National Bank, a national banking association (“SNB”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Palm Beach Community Bank, a Florida chartered bank (“PBCB”). Upon the terms and subject to the conditions set forth in the Merger Agreement, Seacoast will acquire PBCB pursuant to the merger of PBCB with and into SNB (the “Merger”), with SNB surviving the merger (the “Surviving Bank”) and continuing its corporate existence under the name “Seacoast National Bank.”

Subject to the terms and conditions of the Merger Agreement, which has been unanimously approved by the Boards of Directors of Seacoast and PBCB, at the effective time of the Merger, each outstanding share of PBCB common stock will be converted into the right to receive: (1) 0.9809 (the “Exchange Ratio”) of a share of Seacoast common stock (subject to the payment of cash in lieu of fractional shares) which remains fixed so long as Seacoast’s average volume weighted average price on The NASDAQ Global Select Market (“NASDAQ”) for the ten trading days prior to the determination date in the Merger Agreement (the “Seacoast Closing Price”) is between $21.00 and $22.75 (the “Stock Consideration”); and (2) $6.33 per share in cash (the “Cash Consideration”), subject to adjustment for certain expenses in accordance with the Merger Agreement. The Stock Consideration and the Cash Consideration are collectively referred to as the “Merger Consideration.” In the event that the Seacoast Closing Price is greater than $22.75, the Exchange Ratio will adjust in accordance with the Merger Agreement, and in the event that the Seacoast Closing Price is below $21.00 and above $19.00, Seacoast will have the option of adjusting the Exchange Ratio or the Cash Consideration so that the Merger Consideration is $26.93 per share of PBCB common stock.

Prior to the effective time of the Merger, PBCB will take all actions necessary to cause each outstanding PBCB stock option, restricted stock unit and other equity-based awards (“PBCB Equity Award”) to be terminated in exchange for an amount in cash equal to the aggregate number of shares of PBCB common stock subject to such PBCB Equity Award multiplied by the excess, if any, of the per share Merger Consideration value, as finally determined at the effective time, over the exercise price per share of the PBCB Equity Award. Each outstanding share of Seacoast common stock will remain outstanding and be unaffected by the Merger.

The Merger Agreement contains customary representations and warranties from both Seacoast and PBCB and each have agreed to customary covenants, including, among others, covenants on the part of PBCB relating to: (1) the conduct of PBCB’s business during the interim period between the execution of the Merger Agreement and the completion of the Merger, (2) PBCB’s obligation to convene and hold a meeting of its shareholders to consider and vote upon the approval of the Merger Agreement, and (3) subject to certain exceptions, the recommendation by the Board of Directors of PBCB in favor of the approval by its shareholders of the Merger and the Merger Agreement and the transactions contemplated thereby. PBCB has also agreed not to (1) solicit proposals relating to any alternative acquisition proposal or (2) subject to certain exceptions in connection with a superior proposal, enter into any discussions, or enter into any agreement concerning, or provide confidential information in connection with, any alternative acquisition proposal.

Completion of the Merger is subject to certain customary conditions, including, among others, (1) approval of the Merger Agreement by PBCB’s shareholders, (2) receipt of required regulatory approvals without the imposition of conditions or consequences that would have a material adverse effect on Seacoast or its subsidiaries, including the Surviving Bank, after the effective time of the Merger, (3) the absence of any law or order prohibiting the completion of the Merger, (4) the effectiveness of the registration statement for the Seacoast common stock to be issued in the Merger, and (5) the quotation and listing of the Seacoast common stock to be issued in the Merger on NASDAQ.

Each party’s obligation to complete the Merger is also subject to certain additional customary conditions, including (1) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (2) performance in all material respects by the other party of its obligations under the Merger Agreement, and (3) receipt by such party of an opinion from its counsel to the effect that the Merger will qualify as a reorganization within the meaning of the Internal Revenue Code of 1986, as amended.

In addition, Seacoast’s obligation to complete the Merger is subject to the satisfaction of certain conditions by PBCB, including (1) the receipt of all consents required as a result of the Merger pursuant to certain contracts, (2) Seacoast’s receipt of executed claims letters and restrictive covenant agreements by certain officers and/or directors of PBCB, (3) PBCB’s consolidated tangible shareholders’ equity must equal or exceed $36.5 million and PBCB’s general allowance for loan and lease losses must not be less than 0.75% of total loans and leases outstanding, (4) the termination and cashing out of all PBCB Equity Awards, (5) if required, the vote by shareholders of PBCB in a manner that satisfies the stockholder approval requirements for exemption under Section 280G of the Internal Revenue Code for the right of certain disqualified individuals to receive or retain certain payments and benefits and (6) the resolution of certain items, including but not limited to, (i) the termination of that certain PBCB voting trust agreement and PBCB shareholders’ agreement, (ii) the purchase of insurance coverage with respect to PBCB’s S corporation status and (iii) the submission of a Private Letter Ruling requesting relief from the Internal Revenue Service for the inadvertent termination of PBCB’s S corporation status and related matters.

The Merger Agreement contains termination rights for Seacoast and PBCB, as the case may be, applicable upon: (1) mutual consent, (2) a breach by the other party that is not or cannot be cured within 30 days’ notice of such breach if such breach would result in a failure of the conditions to closing set forth in the Merger Agreement, (3) final, non-appealable denial of required regulatory approvals, (4) PBCB’s shareholders failure to approve the Merger Agreement by the required vote at the PBCB shareholders’ meeting or (5) failure to complete the Merger by November 30, 2017.

Seacoast may also terminate the Merger Agreement upon: (1) PBCB’s withdrawal, qualification or modification of its shareholder recommendation in a manner adverse to Seacoast, (2) PBCB’s failure to substantially comply with its “no-shop” obligations under the Merger Agreement or its obligation to call, give notice of, convene and hold its shareholders meetings, (3) PBCB’s recommendation, endorsement, acceptance or agreement related to a competing acquisition proposal, (4) Seacoast’s Closing Price being less than $19.00 at any time during the five day period commencing on the determination date, subject to Seacoast’s right to adjust the Cash Consideration or the Exchange Ratio, or (5) if holders of more than 5% in the aggregate of the outstanding PBCB common stock vote such shares against the Merger Agreement and have given notice of their intention to exercise their dissenters’ rights in accordance with the Florida Business Corporation Act.

PBCB may also terminate the Merger Agreement upon: (1) PBCB’s determination that a superior proposal has been made and has not been withdrawn so long as PBCB has complied with its “no-shop” obligations under the Merger Agreement or (2) Seacoast’s Closing Price being less than $19.00 at any time during the five day period commencing on the determination date, subject to Seacoast’s right to adjust the Cash Consideration or the Exchange Ratio.

In addition, the Merger Agreement provides that, upon termination of the Merger Agreement in certain circumstances, PBCB may be required to pay Seacoast a termination fee of $3,600,000.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference thereto. The Merger Agreement has been attached as an exhibit to this report in order to provide investors and shareholders with information regarding its terms. It is not intended to provide any other financial information about Seacoast, PBCB, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of Seacoast, PBCB or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Seacoast.

Additional Information

Important Information for Investors and Shareholders

Seacoast will file with the United States Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 containing a proxy statement of PBCB and a prospectus of Seacoast, and Seacoast will file other documents with respect to the proposed merger. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. A definitive proxy statement/prospectus will be mailed to shareholders of PBCB. INVESTORS AND SHAREHOLDERS OF SEACOAST AND PBCB ARE URGED TO READ THE ENTIRE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain free copies of the registration statement and the proxy statement/prospectus (when available) and other documents filed with the SEC by Seacoast through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Seacoast will be available free of charge on Seacoast’s internet website or by contacting Seacoast Investor Relations at (772) 288-6085.

PBCB, its directors and executive officers and other members of management and employees may be considered participants in the solicitation of proxies in connection with the proposed merger. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Notice Regarding Forward-Looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is intended to be protected by the safe harbor provided by the same. These statements are subject to numerous risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: failure to obtain the approval of shareholders of PBCB in connection with the merger; the timing to consummate the proposed merger; the risk that a condition to closing of the proposed merger may not be satisfied; the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; the parties’ ability to achieve the synergies and value creation contemplated by the proposed merger; the parties’ ability to promptly and effectively integrate the businesses of Seacoast and PBCB, including unexpected transaction costs, including the costs of integrating operations, severance, professional fees and other expenses; the diversion of management time on issues related to the merger; the failure to consummate or any delay in consummating the merger for other reasons; changes in laws or regulations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers and employees by competitors; the difficulties and risks inherent with entering new markets; and changes in general economic conditions. For additional information concerning factors that could cause actual conditions, events or results to materially differ from those described in the forward-looking statements, please refer to the factors set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Seacoast’s most recent Form 10-K report and to Seacoast’s most recent Form 8-K reports, which are available online at www.sec.gov. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Seacoast or PBCB.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as May 4, 2017, by and among Seacoast Banking Corporation of Florida, Seacoast National Bank and Palm Beach Community Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

By:	/s/ Charles M. Shaffer
Charles M. Shaffer Chief Financial Officer

Date: May 9, 2017